Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of KLA-Tencor Corporation of our report dated February 23, 2018 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Orbotech Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
May 15, 2018	Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers
International Limited